HINES REAL ESTATE INVESTMENT TRUST, INC.
Up to $2,200,000,000 in Shares of Common Stock
DEALER MANAGER AGREEMENT
May 30, 2006
Hines Real Estate Securities, Inc.
Suite 4700
2800 Post Oak Boulevard
Houston, Texas 77056-6118
Ladies and Gentlemen:
     Hines Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of $2,200,000,000 in shares (the “Shares”) of its common stock, $.001 par value per Share (the “Offering”). $2,000,000,000 in Shares will be offered to the public at the price set forth in the Prospectus (as defined in Section 1.1 below), and $200,000,000 in Shares will be offered pursuant to the Company’s dividend reinvestment plan at the price set forth in the Prospectus. The minimum purchase for the Shares shall be $2,500 except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Hines Real Estate Securities, Inc. (the “Dealer Manager”).
     The Company’s board of directors may in its discretion change the offering price of the Shares from time to time, and therefore the number of Shares being offered in this Offering, through one or more supplements or amendments to the Prospectus and/or post-effective amendments to the Registration Statement (as defined in Section 1.1 below). It is anticipated that the Dealer Manager will enter into Selected Dealer Agreements in the form attached to this Dealer Manager Agreement as Exhibit “A” with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). This Dealer Manager Agreement shall relate only to the Shares registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Statement. In the event of any change in the purchase price of the Shares being offered and sold in this Offering, the Company shall notify the Dealer Manager in writing, in which event this Dealer Manager Agreement shall be deemed amended to the extent required to reflect such change in the purchase price of the Shares, and the Dealer Manager shall notify the Dealers of such change in the purchase price of the Shares pursuant to the terms of the Selected Dealer Agreements. The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement. Terms not defined herein shall have the same meaning as in the Prospectus. In connection therewith, the Company hereby agrees with the Dealer Manager, as follows:
1. Representations and Warranties of the Company
     The Company represents and warrants to the Dealer Manager and each Dealer with whom the Dealer Manager enters into a Selected Dealer Agreement that:
          1.1 A registration statement covering the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and prospectus contained therein, when declared effective by the SEC, and as may be revised, amended or modified from time to time thereafter by any amendments (as to the registration statement) and/or supplements (as to the prospectus), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus.”
          1.2 The Company has been duly and validly organized and formed as a corporation under the laws of the State of Maryland, with the power and authority to conduct its business as described in the Prospectus.
          1.3 The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations, and the Prospectus and any and all authorized sales materials prepared or approved by the Company for use with potential investors in connection with the Offering (“Authorized Sales Materials”), when used in conjunction with the Prospectus, do not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus or Authorized Sales Materials as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information either (a) furnished by a Dealer in writing to the Dealer Manager or the Company, or (b) furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.
          1.4 The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.
          1.5 No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Dealer Manager Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws.
          1.6 There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.
          1.7 The execution and delivery of this Dealer Manager Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Dealer Manager Agreement by the Company will not conflict with or constitute a default under any charter, by-law, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
          1.8 The Company has full legal right, power and authority to enter into this Dealer Manager Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Dealer Manager Agreement may be limited under applicable securities laws.
          1.9 The Shares, when subscribed for, paid for and issued, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus; no holder thereof will be subject to personal liability for the obligations of the Company solely by reason of being such a holder; such Shares are not subject to the preemptive rights of any shareholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Shares shall have been validly and sufficiently taken.
          1.10 The Company is not in violation of its Articles of Incorporation or its Bylaws.
          1.11 The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.
          1.12 The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulation thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
2. Covenants of the Company
     The Company covenants and agrees with the Dealer Manager that:
          2.1 It will prepare and file with the SEC and each appropriate state securities commission, at no expense to the Dealer Manager, the Registration Statement, including all amendments and exhibits thereto. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of the Registration Statement, including all amendments or supplements and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) this Dealer Manager Agreement.
          2.2 It will prepare and file the Authorized Sales Materials with the appropriate regulatory authorities, at no expense to the Dealer Manager. In addition, it will furnish the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.
          2.3 It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions in the United States as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.
          2.4 It will use its best efforts to cause the Registration Statement to become effective with the SEC and each state securities commission which it deems appropriate in its sole discretion. If at any time the SEC or any state securities commission shall issue any stop order suspending the effectiveness of the Registration Statement, and to the extent the Company determines that such action is in the best interest of its shareholders, it will use its best efforts to obtain the lifting of such order at the earliest possible time.
          2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.
          2.6 Each of the representations and warranties contained in this Dealer Manager Agreement are true and correct and the Company will comply with each covenant and agreement contained in this Dealer Manager Agreement.
          2.7 It will be duly qualified to do business as a foreign corporation in each jurisdiction in which it will own or lease property of a nature, or transact business of a type, that will make such qualification necessary.
          2.8 It has elected to be treated as, and intends to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification of the Company as, a real estate investment trust. The Company will exercise reasonable diligence to operate the business of the Company so as to comply with such requirements.
     3. Obligations and Compensation of Dealer Manager
          3.1 The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of up to $2,200,000,000 in Shares through the Dealers, all of whom shall be members of the National Association of Securities Dealers, Inc. (the “NASD”). The Dealer Manager may also sell Shares for cash directly to its own clients and customers and employees (and certain family members) of the Company and the Dealer Manager and their affiliates subject to the terms and conditions stated in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer Manager represents to the Company that it is a member of the NASD and that it and its employees and representatives have all required licenses and registrations to act under this Dealer Manager Agreement.
          3.2 Promptly after the effective date of the Registration Statement, but in no event prior to the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.
          3.3 Except as otherwise provided in the “Plan of Distribution” section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 7.0% of the gross proceeds of Shares sold to the public, plus a dealer manager fee in the amount of 2.2% of the gross proceeds of Shares sold to the public. As set forth in the “Plan of Distribution” section of the Prospectus, based on its historical experience, the Dealer Manager currently estimates that approximately 1.1% in the aggregate will be used to pay transaction based compensation to wholesalers and other employees of the Dealer Manager, approximately 1.0% in the aggregate will be reallowed to Dealers as marketing fees, and the remaining approximately 0.1% in the aggregate will be used to pay other expenses of the Dealer Manager. No selling commissions or dealer manager fee shall be paid with respect to Shares sold pursuant to the Company’s dividend reinvestment plan. The Company will not be liable or responsible to any Dealer for direct payment of commissions to any Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. In addition, the Company or its advisor may reimburse the Dealer Manager for certain employee compensation and other expenses relating to the Offering as described in the Prospectus, including but not limited to, reimbursement of up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by the Dealer Manager or any Dealer. The Company shall have the right to require the Dealer Manager and any Dealer to provide a detailed and itemized invoice as a condition to any such reimbursement. The Company may change these commissions and fees, in its discretion, at any time upon 30 days written notice to the Dealer Manager, in which event the Dealer Manager shall so notify the Dealers of such change in accordance with the terms of the Selected Dealer Agreements.
          3.4 The Dealer Manager represents and warrants to the Company and each person who signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any Authorized Sales Materials does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
          3.5 The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with the offer or sale of Shares. The Dealer Manager further represents and warrants to the Company that it shall promptly (i) notify the Dealers of any supplement or amendment to the Prospectus or Authorized Sales Materials, and (ii) supply the Dealers with reasonable quantities of the Prospectus, any Authorized Sales Materials and any supplements or amendments thereto, to the extent provided to the Dealer Manager by the Company. In addition, the Dealer Manager represents and warrants to the Company that, in connection with the sale of Shares to customers of the Dealer Manager in transactions pursuant to which the Dealer Manager rather than a Dealer is acting as the broker-dealer of record, it will deliver a copy of the Prospectus as provided to the Dealer Manager by the Company from time to time prior to or simultaneously with the first solicitation of an offer to sell Shares to an investor in connection with the offer or sale of Shares.
     4. Indemnification
          4.1 The Company will indemnify and hold harmless the Dealer Manager, its officers and directors and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against any losses, claims, damages or liabilities, joint or several, to which the Dealer Manager, its officers, directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement (including the Prospectus as a part thereof), (ii) Authorized Sales Materials (when read in conjunction with the Prospectus) or (iii) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will reimburse the Dealer Manager, and its officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by the Dealer Manager, and its officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager for use in the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that the Company will not be liable in any such case if it is determined that the Dealer Manager had knowledge of the untrue statement or alleged untrue statement or omission or alleged omission giving rise to or resulting in such loss, claim, damage, liability or action.
          4.2 The Dealer Manager will indemnify and hold harmless the Company its officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus), or any Blue Sky Application, or (b) the omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application, or (c) any failure by the Dealer Manager to comply with its obligations contained in Section 3.5 hereof, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any material violation of this Agreement by the Dealer Manager, or (f) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure by the Dealer Manager to comply with applicable NASD or SEC Rules. The Dealer Manager will reimburse the aforesaid parties, in connection with investigation or defending such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.
          4.3 The Company and the Dealer Manager will jointly and severally indemnify and hold harmless each Dealer, its officers and directors and each person, if any, who controls such Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealer, its officers and directors, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company and the Dealer Manager will reimburse Dealers and their officers and directors and controlling persons, for any reasonable legal or other expenses reasonably incurred by such Dealers and their officers and directors and controlling persons, in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company and the Dealer Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealers specifically for use in the preparation of the Registration

Statement, the Prospectus, such Authorized Sales Materials or any such Blue Sky Application; and further provided that neither the Company nor the Dealer Manager will be liable in any such case if it is determined in a legal proceeding that the Dealers had knowledge of the matter or event giving rise to or resulting in such loss, claim, damage, liability or action.
     Notwithstanding the foregoing, as required by Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”), the indemnifications and agreements to hold harmless are further limited to the extent that no such indemnification by the Company of the Dealer Manager, or its officers, directors or control persons, pursuant to Section 4.1 above or by the Company or the Dealer Manager of a Dealer, or its officers, directors or control persons, pursuant to this Section 4.3 shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (3) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
          4.4 Each Dealer, by its execution of a Selected Dealer Agreement with the Dealer Manager, severally will indemnify and hold harmless the Company, the Dealer Manager and each of their respective officers and directors (including any persons named in any of the Registration Statements with his consent, as about to become a director), each person who has signed any of the Registration Statements and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof), Authorized Sales Materials (when read in conjunction with the Prospectus) or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case described in clauses (a) and (b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the Registration Statement, such Authorized Sales Materials or any such Blue Sky Application, or (c) any use of sales literature not authorized or approved by the Company or use of “broker-dealer use only” materials with members of the public concerning the Shares by such Dealer or Dealer’s representatives or agents, or (d) any untrue statement made by such Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares, or (e) any failure by such Dealer to comply with Section VIII or Section XI or any other material violation of the Selected Dealer Agreement, or (f) any failure by such Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable NASD Rules, SEC Rules and the USA PATRIOT Act of 2001, or (g) any other failure by such Dealer to comply with applicable NASD or SEC Rules. Each such Dealer will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.
          4.5 Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action (but in no event in excess of 30 days after receipt of actual notice), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve it from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.
          4.6 The indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
          4.7 The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Dealer Manager Agreement or any Selected Dealer Agreement. A successor of any Dealer or of any of the parties to this Dealer Manager Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4. THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN SECTION 4 BE CONSTRUED AND APPLIED AS WRITTEN ABOVE NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN SECTION 4, THE INDEMNITIES SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW, APPLY TO AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR

CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.
     5. Survival of Provisions
     The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Dealer Manager Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Dealer Manager Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.
     6. Applicable Law; Venue
     This Dealer Manager Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Texas; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. The Company, the Dealer Manager and each Dealer hereby acknowledge and agree that venue for any action brought hereunder or in connection herewith shall lie exclusively in Houston, Texas.
     7. Counterparts
     This Dealer Manager Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.
     8. Successors and Amendment
          8.1 This Dealer Manager Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors, and to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof. Nothing in this Dealer Manager Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.
          8.2 This Dealer Manager Agreement may be amended by the written agreement of the Dealer Manager and the Company.
     9. Term
     This Dealer Manager Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Dealer Manager Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.
     In any case, this Dealer Manager Agreement shall expire at the close of business on the effective date that the Offering is terminated. The provisions of Sections 4 and 6 hereof shall survive such termination. In addition, the Dealer Manager, upon the expiration or termination of this Dealer Manager Agreement, shall promptly deliver to the Company all records and documents in its possession which relate to the Offering which are not designated as dealer copies. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish any orderly transfer of management of the Offering to a party designated by the Company. Upon expiration or termination of this Dealer Manager Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.
     10. Confirmations
     The Company hereby agrees to prepare and send confirmations to all purchasers of Shares whose subscriptions for the purchase of Shares are accepted by the Company.
     11. Suitability of Investors
     The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will, require that the Dealers comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. and Article III.E.1. of the NASAA REIT Guidelines.
     12. Submission of Orders
          12.1 Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to the Company, or as otherwise instructed by the Dealer. The Dealer Manager and any Dealer receiving a check not conforming to such instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12. Transmittal of received investor funds will be made in accordance with the following procedures.
          12.2 Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Company for deposit.
          12.3 Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn transmit by the end of the next business day following receipt by the Final Review Office such checks to the Company for deposit.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours, HINES REAL ESTATE INVESTMENT TRUST, INC.
By:	/s/ Charles M. Baughn
Charles M. Baughn
Chief Executive Officer

Accepted and agreed as of the date first above written:
HINES REAL ESTATE SECURITIES, INC.

By:	/s/ Robert F. Muller, Jr. Robert F. Muller, Jr. President

EXHIBIT “A”
HINES REAL ESTATE INVESTMENT TRUST, INC.
Up to $2,200,000,000 in Shares of Common Stock
SELECTED DEALER AGREEMENT
Ladies and Gentlemen:
     Hines Real Estate Securities, Inc., as the dealer manager (“Dealer Manager”) for Hines Real Estate Investment Trust, Inc. (“Company”), a Maryland corporation, invites you (“Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:
     I. Dealer Manager Agreement
     The Dealer Manager and the Company have entered into that certain Dealer Manager Agreement dated May 30, 2006, in the form attached as Exhibit “A” hereto (the “Dealer Manager Agreement”). By your execution and acceptance of this Selected Dealer Agreement, you will become one of the Dealers referred to in such Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to all of the provisions of the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Section 4.4 of such Dealer Manager Agreement wherein each Dealer, upon the execution of this Selected Dealer Agreement, severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (“Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), for the matters set forth in said Section 4.4 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Selected Dealer Agreement and the Dealer Manager Agreement. Except as otherwise specifically stated herein, all terms used in this Selected Dealer Agreement have the meanings provided in the Dealer Manager Agreement. The Shares are being offered solely through broker-dealers who are members of National Association of Securities Dealers, Inc. (the “NASD”).
     Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Selected Dealer Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations except as set forth in the Prospectus and Authorized Sales Materials.
     II. Submission of Orders
     Those persons who purchase Shares will be instructed by Dealer to make their checks payable to “Hines Real Estate Investment Trust, Inc.” or “Hines REIT,” or as otherwise instructed by Dealer in the event Dealer follows other procedures. Any Dealer receiving a check not conforming to such instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods in this Article II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer to the Company for deposit.
Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (“Final Review Office”). The Final Review Office will in turn transmit by the end of the next business day following receipt by the Final Review Office such checks to the Company for deposit.
     III. Pricing
     Except as may be otherwise provided for in the “Plan of Distribution” section of the Prospectus, up to $2,000,000,000 in Shares shall be offered to the public at the offering price set forth in the Prospectus (as such term is defined in the Dealer Manager Agreement), and up to $200,000,000 in Shares shall be offered pursuant to the Company’s dividend reinvestment plan at the offering price set forth in the Prospectus. The offering price may change from time to time as set forth in the Prospectus and the Dealer Manager Agreement. In the event of any such change in the offering price of the Shares, the Dealer Manager shall notify the Dealer in writing of such change, in which event this Selected Dealer Agreement shall be deemed amended to the extent required to reflect such change in the offering price of the Shares. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $2,500 is required. Except as otherwise indicated in the Prospectus, additional investments may be made in minimal increments of at least $50.00. The Shares are nonassessable.
     IV. Dealers’ Commissions
     Except for volume discounts described in the “Plan of Distribution” section of the Prospectus, which volume discounts shall be the responsibility of the Dealer to provide to investors who qualify, and except as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Dealer’s selling commission applicable to the Shares sold by the Dealer which it is authorized to sell hereunder is up to 7.0% of the gross proceeds of Shares sold by the Dealer and accepted and confirmed by the Company, which commission will be payable by the Dealer Manager. No selling commissions shall be paid with respect to Shares issued and sold pursuant to the Company’s dividend reinvestment plan. The Company may revise the amount of selling commissions applicable to Shares sold in the Offering in its discretion. In the event of any such change in the amount of selling commissions, the Dealer Manager shall notify the Dealer in writing of such change, in which event this Selected Dealer Agreement shall be deemed amended to the extent required to reflect such change in the amount of selling commissions. For these purposes, Shares shall be deemed to be “sold” if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, the Company has accepted the subscription agreement of such subscriber, and such Shares have been fully paid for. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company, and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company. In addition, as set forth in the Prospectus, the Dealer Manager may, in its sole discretion, reallow a portion of its dealer manager fee to Dealers participating in the offering of Shares as marketing fees, up to a maximum to any Dealer of all of the dealer manager fee earned by the Dealer Manager with respect to Shares sold by such Dealer, to cover fees and costs associated with conferences sponsored by Dealers, and to defray other distribution-related costs and expenses of the Dealers participating in the offering. The Dealer shall have the responsibility for disclosing to investors the terms of any such marketing fee reallowance and any preferential treatment provided to the Dealer Manager in connection therewith, if applicable and to the extent required. The terms and conditions of such reallowance shall be specified in Schedule 1 to this Selected Dealer Agreement.
     The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such commission to the Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse Dealers up to 0.5% of gross proceeds for bona fide due diligence expenses incurred by such Dealers. The Dealer Manager shall have the right to require the Dealer to provide a detailed and itemized invoice as a condition to the reimbursement of any such due diligence expenses.
     V. Applicability of Indemnification
     Each of the Dealer and Dealer Manager hereby acknowledges and agrees that it will be subject to the obligations set forth in, and entitled to the benefits of all the provisions of, the Dealer Manager Agreement, including but not limited to, the representations and warranties and the indemnification obligations contained in such Dealer Manager Agreement, including specifically the provisions of Section 4.3 and Section 4.4 of the Dealer Manager Agreement. Such indemnification obligations shall survive the termination of this Selected Dealer Agreement and the Dealer Manager Agreement.
     VI. Payment
     Payments of selling commissions will be made by the Dealer Manager to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company.
     VII. Right to Reject Orders or Cancel Sales
     All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by an executed Subscription Agreement and the required check in payment for the Shares may be rejected. Issuance of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to said Dealer.
     VIII. Prospectus and Authorized Sales Materials
     Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares, except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager shall promptly notify Dealers of any supplement or amendment to the Prospectus or the Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus to that investor or has simultaneously sent or given a Prospectus with such Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of the Shares or any other securities. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously authorized or approved by the Dealer Manager. Each Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Selected Dealer Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act. On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.
     IX. License and Association Membership
          A. Dealer’s acceptance of this Selected Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered broker-dealer under the Exchange Act, is duly licensed as a broker-dealer and authorized to sell Shares under Federal and state securities laws and regulations and in all states where it offers or sells Shares, and that it is a member in good standing of the NASD. This Selected Dealer Agreement shall automatically terminate if Dealer (1) ceases to be a member in good standing of the NASD, (2) is subject to an NASD suspension, or (3) its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer agrees to notify the Dealer Manager immediately in writing if Dealer (A) ceases to be a member in good standing of the NASD, (B) is subject to an NASD suspension, or (C) its registration as a broker-dealer under the Exchange Act is terminated or suspended. Dealer hereby agrees to abide by all applicable NASD Rules, specifically including, but not limited to, NASD Rules 2420, 2730, 2740 and 2750.
          B. Dealer Manager represents and warrants that it is currently, and at all times while performing its functions under this Selected Dealer Agreement will be, a properly registered broker-dealer under the Exchange Act and under state securities laws to the extent necessary to perform the duties described in this Selected Dealer Agreement, and that it is a member in good standing of the NASD. The Dealer Manager agrees to notify Dealer immediately in writing if it ceases to be a member in good standing with the NASD, is subject to an NASD suspension, or its registration as a broker-dealer under the Exchange Act is terminated or suspended. The Dealer Manager hereby agrees to abide by all applicable NASD Rules, specifically including, but not limited to, NASD Rules 2420, 2730, 2740 and 2750.
     X. Anti-Money Laundering Compliance Programs
     Dealer’s acceptance of this Selected Dealer Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering compliance program and customer identification program (“AML Program”) in accordance with applicable NASD Rules, SEC Rules and the Bank Secrecy Act, Title 31 U.S.C. Sections 5311-5355, as amended by the USA PATRIOT Act, and related regulations (31 C.F.R. Part 103), specifically including, but not limited to, 31 U.S.C. 5318(h) (Anti-Money Laundering Programs) requiring financial institutions, including securities broker-dealers, to establish anti-money laundering programs reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company and 31 C.F.R. 103.122 (Customer Identification Programs for broker-dealers) (the “AML Rules”). In addition, Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC Program”), and will continue to maintain its AML and OFAC Programs consistent with AML Rules and OFAC requirements during the term of this Selected Dealer Agreement. Upon request by the Dealer Manager at any time, Dealer hereby agrees to (1) furnish a copy of its AML Program and OFAC Program to the Dealer Manager for review, and (2) furnish a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.
     The Dealer Manager shall have the right, upon reasonable notice to Dealer, but not the obligation, to audit and/or monitor Dealer’s AML Program and OFAC Program. In any such event, Dealer agrees to cooperate with the Dealer Manager’s auditing and monitoring of Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports related to any customers of Dealer purchasing Shares in the Company (“Dealer’s Customers”). Such documentation could include, among other things, copies of: Dealer’s AML Program and its OFAC Program; documents maintained pursuant to Dealer’s AML Program and its OFAC Program related to Dealer’s Customers; any suspicious activity reports filed related to Dealer’s Customers; audits and any exception reports related to Dealer’s AML activities; and any other files maintained related to Dealer’s Customers. In the event that such documents reflect, in the opinion of the Dealer Manager, a potential violation of Dealer Manager’s AML or OFAC requirements, Dealer will permit the Dealer Manager to further inspect relevant books and records related to Dealer’s Customers and/or Dealer’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, Dealer shall not be required to provide to Dealer Manager any documentation that, in Dealer’s reasonable judgment, would cause Dealer to lose the benefit of attorney-client privilege or other privilege which Dealer would be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under 31 C.F.R. 103.122. Dealer hereby agrees: (A) to perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with 31 C.F.R. 103.122 and applicable Securities and Exchange Commission (“SEC”), NASD and Treasury Department Rules thereunder, and (B) to provide an annual certification to the Dealer Manager that, as of the date of such certification, (i) it has implemented and is continuing to implement its AML Program and its OFAC Program, (ii) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under 31 C.F.R. 103.122.
     XI. Limitation of Offer; Suitability
     Dealer will offer Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.
     In offering Shares, Dealer will make every reasonable effort to determine that the purchase of the Shares is a suitable and appropriate investment for each purchaser of the Shares pursuant to a subscription agreement solicited by Dealer and will comply with the requirements imposed upon it by the Prospectus, the Securities Act, the Exchange Act, applicable Blue Sky laws, and all applicable NASD Conduct Rules, as well as all other applicable rules and regulations relating to suitability of investors and prospectus delivery requirements, including without limitation, the provisions of Article III.C. and Article III.E.1. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities

Administrators Association, Inc. Nothing contained in this Selected Dealer Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards set forth in the Prospectus, or to relieve Dealer from the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus.
     Dealer further represents, warrants and covenants to the Dealer Manager that neither Dealer, nor any person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (1) applicable provisions of the Prospectus; (2) applicable laws of the jurisdiction of which such investor is a resident; or (3) applicable NASD Conduct Rules. Dealer agrees to ensure that, in recommending or otherwise facilitating a purchase, sale or exchange of Shares to an investor, each Dealer, or person associated with Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period provided in such Rules) concerning his age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Dealer, or person associated with Dealer, that (A) the investor is in a financial position appropriate to enable him to benefit from an investment in the Shares based upon the investor’s investment objectives and overall portfolio structure; (B) the investor has a fair market net worth sufficient to bear the economic risk inherent in an investment in Shares in the amount proposed, including loss, and lack of liquidity of such investment; (C) that the investor has an apparent understanding of the fundamental risks of an investment in Shares, the lack of liquidity of the Shares, the background and qualifications of the sponsor, the advisor to the Company and their affiliates, and the tax consequences of an investment in the Shares; and (D) an investment in Shares is a suitable and appropriate investment for the investor. Dealer further represents, warrants and covenants that Dealer, or a person associated with Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Dealer agrees to retain such documents and records in Dealer’s records for a period of at least six years from the date of the applicable sale of Shares and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) to representatives of the SEC, the NASD and applicable state securities administrators upon Dealer’s receipt of an appropriate request for such documents from any such agency. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a Subscription Agreement.
     XII. Due Diligence; Adequate Disclosure
     Prior to offering the Shares for sale, Dealer shall have conducted an inquiry such that Dealer has reasonable grounds to believe, based on information made available to Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, each Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (1) items of compensation; (2) physical properties; (3) tax aspects; (4) financial stability and experience of the Company and its advisor; (5) conflicts and risk factors; and (6) other pertinent reports.
     Notwithstanding the foregoing, each Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Dealer, provided that: (1) such Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Dealer; (2) the results of the inquiry were provided to Dealer with the consent of the other Dealer conducting or directing the inquiry; and (3) no Dealer that participated in the inquiry is an affiliate of the Company.
     Prior to the sale of the Shares, each Dealer shall inform each prospective purchaser of Shares of pertinent facts relating to the Shares including specifically the lack of liquidity and lack of marketability of the Shares during the term of the investment.
     XIII. Compliance with Record Keeping Requirements
     Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Dealer further agrees to keep such records with respect to each customer who purchases Shares, his suitability and the amount of Shares sold and to retain such records for such period of time as may be required by the SEC, any state securities commission, the NASD or the Company.
     XIV. Customer Complaints
     Each party hereby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or Dealer), the Shares or the Company.
     XV. Effectiveness; Termination; Amendment
     This Selected Dealer Agreement shall become effective upon the execution hereof by Dealer and receipt of such executed Selected Dealer Agreement by the Dealer Manager; provided, however, that in the event of the execution of this Selected Dealer Agreement prior to the time that the Registration Statement, as defined in the Dealer Manager Agreement, becomes effective with the SEC, this Selected Dealer Agreement shall not become effective prior to the Registration Statement becoming effective with the SEC and shall instead become effective simultaneously with the effectiveness of the Registration Statement.
     Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Selected Dealer Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Selected Dealer Agreement and the exhibits and schedules hereto shall constitute the entire agreement of the parties and shall supersede all prior agreements, if any, between the parties hereto.
     This Selected Dealer Agreement may be amended at any time by the Dealer Manager upon providing 30 days’ written notice to the Dealer, provided that any such amendment shall be deemed accepted and agreed to by Dealer upon placing an order for the sale of Shares after Dealer has received such notice.
     XVI. Privacy Laws
     Each of the Dealer Manager and Dealer hereby agree to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

     XVII. Notice
     All notices will be in writing and will be duly given to the Dealer Manager when mailed to the attention of Robert F. Muller, Jr., President, Hines Real Estate Securities, Inc. at 2800 Post Oak Boulevard, Suite 4700, Houston, Texas 77056-6118, and to Dealer when mailed to the address specified by Dealer herein.
     XVIII. Attorneys’ Fees, Applicable Law and Venue
     In any action to enforce the provisions of this Selected Dealer Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorneys’ fees. This Selected Dealer Agreement shall be construed under the laws of the State of Texas and shall take effect when signed by Dealer and countersigned by the Dealer Manager. Dealer and Dealer Manager hereby acknowledge and agree that venue for any action brought hereunder shall lie exclusively in Houston, Texas.
     XIX. Severability
     In the event that any court of competent jurisdiction declares any provision of this Selected Dealer Agreement invalid, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Selected Dealer Agreement shall be considered severable.
     XX. No Waiver
     Failure by either party to promptly insist upon strict compliance with any of the obligations of the other party under this Selected Dealer Agreement shall not be deemed to constitute a waiver of the right to enforce strict compliance with respect to any obligation hereunder.
     XXI. Assignment
     This Selected Dealer Agreement may not be assigned by either party, except with the prior written consent of the other party. This Selected Dealer Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and permitted assigns.
     XXII. Authorization
     Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Selected Dealer Agreement as contemplated herein, and that the individual who has signed this Selected Dealer Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Selected Dealer Agreement.

THE DEALER MANAGER:

HINES REAL ESTATE SECURITIES, INC.

By:

Robert F. Muller, Jr.
President

We have read the foregoing Selected Dealer Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and that the Errors and Omissions Insurance information set forth below is true and accurate, and we agree to advise you of any changes to the information listed on this signature page during the term of this Selected Dealer Agreement.
1.	Identity of Dealer:

Name:

Type of entity:

	(to be completed by Dealer)	(corporation, partnership or proprietorship)

Organized in the State of:

	(to be completed by Dealer)	(State)

Licensed as broker-dealer in the following States:

(to be completed by Dealer)

Tax I.D. #:

2.	Errors and Omissions Insurance Information:

Name of Insurance Company:

Amount of E&O Insurance:

Policy Number:

3.	Person to receive notice pursuant to Section XVII:

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:	(	)

Telefax No.:	(	)

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:

Signature

Name:

(Please Print)

Title:

Date: